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                                                                   Exhibit 23(b)




INDEPENDENT AUDITORS' REPORT

We consent to the incorporation by reference in this Registration Statement of Value City Department Stores, Inc. on Form S-3 of our report dated October 13, 1997, appearing in the Annual Report on Form 10-K of Value City Department Stores, Inc. for the year ended August 2, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Columbus, Ohio
October 28, 1998